                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         American Pad & Paper Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE: (972) 733-6200

                                                                  March 25, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of American Pad & Paper Company ("AP&P"), which is scheduled to be held on Tuesday, April 28, 1998, at 10:00 a.m. at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

     At the meeting, we will report to you on current business conditions and recent developments at AP&P. Members of the Board of Directors and our executive officers will be present to discuss the affairs of AP&P with you.

     The Company has enclosed a copy of its 1997 Annual Report for the fiscal year ended December 31, 1997 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1997 Annual Report, please contact William W. Solomon, Jr., Vice
President-Controller, and you will be sent one.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                            Sincerely,

                                            Charles G. Hanson III
                                            Chairman of the Board and
                                            Chief Executive Officer

                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE: (972) 733-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 25, 1998

     The Annual Meeting of Stockholders of American Pad & Paper Company, a Delaware corporation (the "Company"), is scheduled to be held on Tuesday, April 28, 1998, at 10:00 a.m. (the "Annual Meeting"), at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, for the purpose of:

     (1) Electing three (3) Class II Directors to serve until the annual meeting of stockholders in 2001 and until their successors are duly elected and qualified (the Board of Directors of the Company recommends a vote FOR the nominees named in the Company's Proxy Statement);

     (2) Approving the appointment of the independent accountants of the Company for the fiscal year ending December 31, 1998 (the Board of Directors of the Company recommends a vote FOR this proposal); and

     (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 10, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                     By Order of the Board of Directors

                                     William W. Solomon, Jr.
                                     Vice President
March 25, 1998

     The Company's 1997 Annual Report for the fiscal year ended December 31, 1997 is enclosed. The 1997 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.
--------------------------------------------------------------------------------

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
--------------------------------------------------------------------------------

                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE: (972) 733-6200

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               ON APRIL 28, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Pad & Paper Company, a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company scheduled to be held on April 28, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), commencing on or about March 25, 1998.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Stockholders of record of the Company's Common Stock at the close of business on March 10, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 27,724,045 shares of Common Stock. A list of the Company's stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR Proposals 1 and 2.

     The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Price Waterhouse LLP as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of eight Directors divided into three classes. The term of each class expires in different years. The Board of Directors has nominated and recommends a vote FOR the election of the three nominees set forth below. Each nominee currently serves as Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, three Directors are to be elected as members of Class II to serve until the annual meeting in 2001 and until their successors are elected and qualified or until their earlier removal or resignation.

     Subject to rights of holders of any series of preferred stock to fill such newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal for cause may be filled by a vote of 50% of the total number of the remaining Directors then in office.

     Messrs. Herbert M. Kohn and Scott R. Watterson were appointed to the Board of Directors on November 11, 1996 and December 10, 1996, respectively, to fill two vacancies on the Board resulting from an increase in the authorized number of Directors pursuant to the terms of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws.

     Information regarding the nominees for Director of the Company is set forth below:

              NAME                AGE                        POSITION
              ----                ---                        --------
Russell M. Gard(1)..............  50    Chief Operating Officer, Vice-Chairman and Director
Herbert M. Kohn(3)..............  59    Director
Marc B. Wolpow(1)(2)............  39    Director

     Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:

              NAME                AGE                        POSITION
              ----                ---                        --------
Charles G. Hanson III(1)........  57    Chief Executive Officer, Chairman and Director
Gregory M. Benson...............  43    Director
Robert C. Gay(1)(2).............  46    Director
Jonathan S. Lavine..............  31    Director
Scott R. Watterson(3)...........  42    Director

---------------

(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS II DIRECTORS)

     RUSSELL M. GARD has served as the Chief Operating Officer, Vice Chairman of the Board and a Director of the Company since 1992. From 1992 to 1995, Mr. Gard also served as President, Chief Operating Officer and Director of Ampad Corporation. From 1990 to 1992, Mr. Gard was the Executive Vice President of Pen-Tab Industries, Inc. From 1988 to 1990, Mr. Gard served as the Chief Executive Officer of Herlitz International.

     HERBERT M. KOHN has served as a Director of the Company since November 1996. Mr. Kohn has been a partner in the law firm of Bryan Cave LLP since 1991. Prior thereto, Mr. Kohn was a partner of the law firm of Linde Thomson Langworthy Kohn & Van Dyke, P.C. Mr. Kohn also serves as a director of Harmon Industries, Inc. as well as on the board of several charitable institutions and private companies.

     MARC B. WOLPOW has served as a Director of the Company since 1995. Mr. Wolpow has been a Managing Director of Bain Capital, Inc. ("Bain Capital") since 1993 and was a Principal of Bain Venture Capital from 1990 through 1992. Mr. Wolpow is also a director of Physicians Quality Care, Inc.

CLASS I DIRECTORS (TERM EXPIRING AT THE 2000 ANNUAL MEETING)

     GREGORY M. BENSON has served as a Director of the Company since 1992. Mr. Benson currently serves as an Executive Vice President of Bain Capital. Since December 1997, Mr. Benson has served as acting Chief Financial Officer of the Company. Mr. Benson served as Chief Financial Officer and Secretary of the Company from 1992 to August 1996 and served as an Executive Vice President and Director of Strategic Planning and Acquisitions from May 1996 through November 1996. From 1992 to 1995, Mr. Benson also served as Chief Financial Officer, Chief Administrative Officer and Director of Ampad Corporation (the principal operating subsidiary of the Company during that period). Mr. Benson was at GE Capital Corporation from 1977 to 1992.

     JONATHAN S. LAVINE has served as a Director of the Company since 1995. Mr. Lavine has been a Managing Director at Bain Capital since 1997, and was a Principal at Bain Capital from 1995 to 1997 and an associate at Bain Capital from 1993 to 1995. In 1992, Mr. Lavine was a consultant at McKinsey & Co. Mr. Lavine is also a director of Clarity Telecom, Inc.

CLASS III DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

     CHARLES G. HANSON III has served as Chief Executive Officer, Chairman of the Board and Director of the Company since 1992. From 1992 to 1995, Mr. Hanson also served as Chairman of the Board, Chief Executive Officer and Director of Ampad Corporation. Mr. Hanson was formerly the President and Chief Operating Officer of Stuart Hall Co. Inc. and Group Vice President of Pen-Tab Industries, Inc.

     ROBERT C. GAY has served as a Director of the Company since 1992. Mr. Gay has been a Managing Director of Bain Capital since 1993 and has been a General Partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a Principal of Bain Venture Capital. Mr. Gay is also Vice Chairman of the Board of Directors of IHF Capital, Inc., the parent of ICON Health & Fitness Inc. In addition, Mr. Gay is a director of Cambridge Industries, Inc., GT Bicycles, Inc., GS Industries, Inc. and its subsidiary GS Technologies Operating Co., Inc., Nutraceutical International Corporation and Physio-Control International Corporation.

     SCOTT R. WATTERSON has served as a Director of the Company since December 1996. Mr. Watterson has served as Chairman of the Board and Chief Executive Officer of IHF Capital, Inc., the parent of ICON Health & Fitness Inc., since November 1994. Mr. Watterson has served as President and Chief Executive Officer of Weslo, Inc. since 1977 and has served as President and Chief Executive Officer of ProForm Fitness Products, Inc. since 1988.

COMPENSATION OF DIRECTORS

     At present, no separate compensation or fees are payable to employee Directors of the Company. The Company pays non-employee Directors an annual retainer of $20,000. In addition, Directors are reimbursed by the Company for reasonable travel expenses incurred in attending Board of Directors' meetings. Pursuant to the Company's Non-Employee Director Stock Option Plan (the "Director Option Plan"), non-employee Directors are granted options to purchase 25,000 shares of Common Stock upon their initial election or appointment to the Board (or upon the adoption of the Director Option Plan for those Directors in office on the date of such adoption) and will be granted options to purchase an additional 2,000 shares of Common Stock on an annual basis beginning on the later of the fourth anniversary of the adoption of the Director Option Plan (July 8, 2000) or a Director's fourth anniversary of being elected to the Board. The Directors do not receive any additional compensation for committee participation.

COMMITTEES AND DIRECTORS' MEETINGS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee is authorized to review the Company's strategic planning process and has the power to exercise the authority of the Board on specific matters assigned to it by the Board from time to time. The Executive Committee is currently comprised of Messrs. Hanson, Gard, Gay and Wolpow. The Executive Committee did not meet in 1997.

     The Compensation Committee is authorized to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company and
(ii) adopting and changing major Company compensation policies and practices, and reports its recommendations to the whole Board of Directors for approval and authorization. The Compensation Committee is currently comprised of Messrs. Gay and Wolpow. The Compensation Committee met once in 1997 and all members were in attendance.

     The Audit Committee is authorized to make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Price Waterhouse LLP presently serves as the independent accountants of the Company. The Audit Committee is currently comprised of Messrs. Kohn and Watterson. The Audit Committee met three times in 1997 and all members were in attendance.

     The Board of Directors held seven meetings and took action by written consent on one occasion during the Company's preceding fiscal year. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors.

     The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

     In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company (i) in the case of an annual meeting, no later than 60 days and no more than 90 days before an annual meeting of stockholders, provided, that in the event that the date of the annual meeting is changed by more than 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth (10th) day following the earlier of the date on which this notice was mailed or public announcement of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of Messrs. Gay and Wolpow, each of whom formerly served as an officer of the Company. Messrs. Gay and Wolpow are both Managing Directors of Bain Capital, which is a party to the Management Advisory Agreement with the Company. No officers or employees of the Company serve on the Compensation Committee. The Compensation Committee was established in May 1996 in connection with the Company's initial public offering ("IPO"). Previous compensation levels for the Company's executive officers were approved by the full Board of Directors upon the recommendation of Charles G. Hanson III, Chief Executive Officer of the Company. Executive officers who are also Directors of the Company did not participate in discussions relating to their individual compensation arrangements. See "Compensation Committee Report on Executive Compensation."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Advisory Agreement

     In October 1995, the Company entered into a ten-year Management Advisory Agreement (the "Advisory Agreement") with Bain Capital to replace Bain Capital's prior agreement with the Company. In connection with the Company's IPO, the Company and Bain Capital amended and restated the Advisory Agreement to provide for an initial term of four years, subject to automatic one-year extensions beyond the initial term (not to exceed an aggregate of eight years) on each anniversary of the effective date of such agreement so long as Bain Capital continues to own at least 5% of the outstanding Common Stock. Under the amended Advisory Agreement, the Company will pay Bain Capital an annual cash advisory fee of $2.0 million, plus out-of-pocket expenses, payable by the Company on a quarterly basis in arrears and a transaction fee in connection with the consummation of each acquisition, divestiture or financing by the Company or its subsidiaries in an amount equal to 1% of the aggregate value of such transaction. For the year ended December 31, 1997, the Company paid Bain Capital fees of $2,605,000, plus expenses of $275,000, under the Advisory Agreement. The Company believes that the fees received for the professional services rendered are at least as favorable to the Company as those which could be negotiated with an independent third party.

  Registration Agreement

     The Company, its executive officers and certain other existing stockholders, including investment funds controlled by Bain Capital (the "Bain Capital Funds"), are parties to a registration agreement (the "Registration Agreement"). Under the Registration Agreement, the holders of a majority of the registrable securities owned by the Bain Capital Funds and related investors have the right at any time, subject to certain conditions, to require the Company to register any or all of their shares of Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or Form S-3 on an unlimited number of occasions at the Company's expense. In addition, all holders of registrable securities are entitled to request the inclusion of any shares of Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions. As of December 31, 1997, the holders of an aggregate of 12,626,666 shares of Common Stock (including 1,938,718 shares which could be acquired through exercisable options) had demand registration rights pursuant to the Registration Agreement.

  Indebtedness of Management

     On July 2, 1996, the Company lent Mr. Needham, the Company's Executive Vice President, an aggregate of $324,537 in order to permit him to purchase shares of Common Stock in the Company's IPO. The loan bears interest at 8% per annum and will be due on July 2, 2000. Mr. Needham will be required to prepay the loan with 40% of any bonus received by him during the first four years of his employment agreement with the Company or with any proceeds he receives from the sale of any of his shares of Common Stock. The amounts due under the loan are with full recourse and are secured by a pledge of all such shares of Common Stock purchased by Mr. Needham. On December 31, 1997, $270,156 in aggregate principal amount remained outstanding under the loan.

     In October 1997, the Board of Directors approved the extension of a loan of $1.0 million to Mr. Benson. The loan will bear interest at a rate equal to 5.89% and will mature in three years from the borrowing date. Mr. Benson has informed the Company that he intends to borrow such amount on or about March 31, 1998.

  Other

     Mr. Herbert M. Kohn is a partner in the law firm of Bryan Cave LLP, which provided legal services to the Company during the Company's last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1997 through December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with other than by Mr. Kohn, who reported his purchase of Common Stock for the month of October 1997 one day late.

                 PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends a vote FOR approval of the appointment of Price Waterhouse LLP as the independent accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the year ending December 31, 1998. Price Waterhouse LLP audited the financial statements of the Company and its subsidiaries for the year ended December 31, 1997. It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of February 27, 1998 as to the security ownership of equity securities of the Company by (i) each of the executive officers named in the Summary Compensation Table, (ii) each of the Directors and Director nominees of the Company, (iii) all Directors and executive officers as a group and (iv) those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                   COMMON STOCK
                                                              ----------------------
                    EXECUTIVE OFFICERS,                       NUMBER OF     PERCENT
               DIRECTORS AND 5% STOCKHOLDERS                    SHARES      OF CLASS
               -----------------------------                  ----------    --------
EXECUTIVE OFFICERS AND DIRECTORS:
Charles G. Hanson III(1)....................................   1,067,528       3.7%
Russell M. Gard(2)..........................................   1,021,309       3.6
Timothy E. Needham(3).......................................      92,898      *
Kevin W. McAleer............................................       2,270      *
Gregory M. Benson(4)........................................     845,842       3.0
Robert C. Gay(5)............................................   9,942,141      35.9
Herbert M. Kohn(6)..........................................      14,500      *
Jonathan S. Lavine(7).......................................     747,646       2.7
Scott R. Watterson(6).......................................      12,500      *
Marc B. Wolpow(8)...........................................     750,646       2.7
All Directors and executive officers as a group (9            12,971,718      43.6
  persons)(9)...............................................
5% STOCKHOLDERS:
Bain Capital Funds(10)......................................   9,942,141      35.9%
  c/o Bain Capital, Inc.
  Two Copley Place
  Boston, Massachusetts 0211
EnTrust Capital Inc.(11)....................................   2,140,900       7.7
  650 Madison Avenue
  New York, New York 10022
J.P. Morgan & Co. Incorporated(12)..........................   2,134,700       7.7
  60 Wall Street
  New York, New York 10260
FMR Corp.(13)...............................................   2,009,400       7.3
  82 Devonshire Street
  Boston, Massachusetts 02109
J.&W. Seligman & Co. Incorporated(14).......................   1,493,740       5.4
  William C. Morris
  100 Park Avenue
  New York, New York 10017

---------------

* Less than one percent.

 (1) Includes 866,280 shares of Common Stock that can be acquired through currently exercisable options.

 (2) Includes 818,748 shares of Common Stock that can be acquired through currently exercisable options.

 (3) Includes 23,333 shares of Common Stock that can be acquired through currently exercisable options.

 (4) Includes 299,457 shares of Common Stock that can be acquired through currently exercisable options.

 (5) Mr. Gay is a Director of the Company. Mr. Gay is also a general partner of Bain Venture Capital, a California limited partnership ("BVC"), which is the general partner of the Tyler Capital Fund, L.P. ("TCF"), Tyler Massachusetts L.P. ("TM") and Tyler International L.P.-II ("TI"). Accordingly, Mr. Gay may be deemed to beneficially own shares held by such investment funds. In addition, Mr. Gay is a general partner of BCIP Trust Associates L.P. ("BCIP Trust") and BCIP Associates ("BCIP") and, as a result, may be deemed to beneficially own shares held by such partnerships. Mr. Gay disclaims beneficial ownership of such shares in which he does not have a pecuniary interest. The address of Mr. Gay is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.

 (6) Includes 12,500 shares of Common Stock that can be acquired through currently exercisable options.

 (7) Includes: (i) 2,000 shares held by Mr. Lavine as custodian for his two minor children; (ii) 620,562 shares held by BCIP; and (iii) 125,084 shares held by BCIP Trust. Mr. Lavine is a general partner of BCIP and BCIP Trust and, as a result, may be deemed to beneficially own shares held by such partnerships. Mr. Lavine disclaims beneficial ownership of such shares in which he does not have a pecuniary interest.

 (8) Includes (i) 5,000 shares held by Mr. Wolpow as custodian for his two minor children; (ii) 620,562 shares held by BCIP; and (iii) 125,084 shares held by BCIP Trust. Mr. Wolpow is a general partner of BCIP and BCIP Trust and, as a result, may be deemed to beneficially own shares held by such partnerships. Mr. Wolpow disclaims beneficial ownership of such shares in which he does not have a pecuniary interest.

 (9) Includes shares which may be deemed to be beneficially owned by Messrs. Gay, Lavine and Wolpow as a result of their relationship with the Bain Capital Funds and shares that Messrs. Hanson, Gard, Needham and Benson can acquire through currently exercisable options.

(10) Includes: (i) 7,270,836 shares held by TCF; (ii) 1,489,744 shares held by TM; (iii) 435,915 shares held by TI; (iv) 620,562 shares held by BCIP; and
     (v) 125,084 shares held by BCIP Trust (BCIP Trust, TCF, TM, TI and BCIP are collectively referred to herein as the "Bain Capital Funds"). BVC, as the sole general partner of TCF, TM and TI, may be deemed to be the beneficial owner of the shares of Common Stock held by such investment funds. In addition to Mr. Gay, the other general partners of BVC include: Joshua Bekenstein, Paul B. Edgerley, Adam W. Kirsch, Geoffrey S. Rehnert, W. Mitt Romney and Robert F. White. All such persons disclaim beneficial ownership of all such shares in which they do not have a pecuniary interest.

(11) EnTrust Capital Inc. reported on a Schedule 13G filed with the SEC, as of December 31, 1997, shared voting power of 1,412,480 shares of Common Stock and shared dispositive power of 2,140,900 shares of Common Stock.

(12) J.P. Morgan & Co. Incorporated reported on a Schedule 13G filed with the SEC, as of December 31, 1997, sole power to vote 1,758,000 shares of Common Stock and the sole power to dispose 2,134,700 shares of Common Stock.

(13) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), reported on a Schedule 13G filed with the SEC, as of December 31, 1997, beneficial ownership of 1,884,000 shares of Common Stock as a result of acting as investment advisor to several investment funds that hold such shares of Common Stock (the "Funds"). Edward C. Johnson 3d, FMR Corp. and the Funds each reported the sole power to dispose of such 1,884,000 shares of Common Stock. In addition, Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. ("FMTC"), reported beneficial ownership of 125,400 shares of Common Stock. Edward C. Johnson 3d and FMR Corp. each reported sole power to vote and to dispose of such 125,400 shares of Common Stock.

(14) J. & W. Seligman & Co. Incorporated ("JWS") reported on a Schedule 13G filed with the SEC, as of December 31, 1997, shared voting power of 1,160,600 shares of Common Stock and shared dispositive power of 1,493,740 shares of Common Stock. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, also reported beneficial ownership of the shares held by JWS.

                       COMPENSATION OF EXECUTIVE OFFICERS
GENERAL

     In addition to Messrs. Benson, Hanson and Gard, the following person serves as an executive officer of the Company:

     TIMOTHY E. NEEDHAM has served as Executive Vice President since November 1995. Mr. Needham served as Chairman of the Board of Williamhouse-Regency of Delaware, Inc. ("Williamhouse") prior to its acquisition by the Company in October 1995 and as a director from 1993 to 1995. From 1987 to 1995, Mr. Needham served as President of Williamhouse and from 1992 to 1995, as Chief Operating Officer of Williamhouse. Mr. Needham is 49 years old.

     Executive officers of the Company are elected by and serve at the discretion of the Board of Directors.

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the Company's last three fiscal years for the Company's Chief Executive Officer, its two other current executive officers and a former employee of the Company who served as an executive officer during the Company's last completed fiscal year (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                          ANNUAL COMPENSATION                   AWARDS
                             ---------------------------------------------   ------------
                                                                              SECURITIES
                                                            OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(2)   COMPENSATION(3)     OPTIONS      COMPENSATION(4)
---------------------------  ----   ---------   --------   ---------------   ------------   ---------------
Charles G. Hanson III.....   1997   $450,000    $      0       $22,469(5)            0        $    7,945
  Chief Executive Officer    1996    407,239     386,500            --         153,400             7,765
                             1995    250,000     809,859            --          58,029             4,595
Russell M. Gard...........   1997   $400,000    $      0       $19,972(5)            0        $    4,486
  Chief Operating Officer    1996    360,905     343,000            --         121,200             2,423
                             1995    225,000     723,837            --          57,628             1,553
Timothy E. Needham(6).....   1997   $300,000    $      0       $14,983(5)            0        $  127,556
  Executive Vice             1996    300,000     180,000            --          70,000         1,179,811
     President               1995    300,000      75,000            --              62(7)          2,012
Kevin W. McAleer(8).......   1997   $195,833    $      0       $11,665(5)            0        $  121,293
                             1996    131,167     141,000            --          60,000               900

---------------

(1) In June 1996, Messrs. Hanson, Gard and Needham each entered into an employment agreement with the Company. The annual salary for each officer was determined based upon a survey of compensation paid to similar officers at comparably-sized companies and a recognition of their importance to the Company. See "Employment Agreements." The increase in annual salary in 1997 as compared to 1996 for Messrs. Hanson and Gard is due exclusively to the effect of their employment agreements being in effect for the full year.

(2) Bonus levels were established by the Board based on the Company exceeding operating targets established at the beginning of such year.

(3) The aggregate amount of perquisites and other personal benefits given to each of the Named Executive Officers, valued on the basis of the aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total of annual salary and bonus for that Named Executive Officer during each of the periods presented. Such benefits included automobile allowances.

(4) The amounts shown for "All Other Compensation" for Messrs. Hanson, Gard and McAleer (for 1996) represent life insurance premiums paid by the Company for such individuals. The amounts shown for Mr. McAleer in 1997 includes life insurance premiums paid by the Company ($1,293) and severance payments made by the Company to McAleer ($125,000). The amounts shown for Mr. Needham in 1997 reflect relocation expenses paid by the Company of $79,461 and the gross up for taxes on imputed income from such payment ($48,095). The amounts shown for Mr. Needham in 1996 reflect a change in control payment made by the Company of $1,156,500, as a result of Mr. Needham's relocation to Dallas and certain other changes in his terms of employment, and relocation expenses paid by the Company of $14,220 and the gross up for taxes on imputed income from such payment ($9,091). The amounts shown for Mr. Needham for 1995 includes $1,662, representing the taxable portion of group life insurance premiums paid by Williamhouse for Mr. Needham, and $350, which represents a matching contribution made by Williamhouse on the behalf of Mr. Needham to Williamhouse's 401(k) Plan.

(5) Represents the difference between the price paid by such Named Executive Officers for shares of Common Stock under the Company's Management Stock Purchase Plan (the "Purchase Plan") and the fair market value of the Common Stock at the date of such purchase.

(6) For the first ten months of 1995, Mr. Needham served as the Chairman of the Board of Williamhouse. On October 31, 1995, the Company acquired Williamhouse.

(7) Options were for common stock of WR Acquisition, Inc., the former parent corporation of Williamhouse.

(8) Mr. McAleer became an executive officer of the Company in June 1996 and held the office of Chief Financial Officer from August 1996 through October 1997. Mr. McAleer resigned from the Company on November 1, 1997.

STOCK OPTION GRANTS

     The Company did not grant any stock options to any of the Named Executive Officers during the Company's last fiscal year.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning stock options outstanding as of December 31, 1997. There were no options exercised by the Named Executive Officers in the last fiscal year for securities of the Company.

                                                                       NUMBER OF
                                                                      SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING            IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS    OPTIONS AT FY-END
                                                                     AT FY-END(#)              ($)(1)
                                                                  -------------------   --------------------
                                 SHARES ACQUIRED       VALUE         EXERCISABLE/           EXERCISABLE/
             NAME                 ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
             ----                ----------------   -----------   -------------------   --------------------
Charles G. Hanson III(2).......           --               --       866,280/127,833        $7,813,846/$--
Russell M. Gard(3).............           --               --       818,280/101,000         7,479,079/ --
Timothy E. Needham.............           --               --        23,333/ 46,667                --/ --
Kevin W. McAleer(4)............           --               --             0/      0                 0/  0

---------------

(1) The closing sale price of the Common Stock on December 31, 1997 was $9.63 per share, as reported by the New York Stock Exchange. The value of such options at fiscal year end is calculated on the basis of the difference between the option exercise price and $9.63 multiplied by the number of shares of Common Stock underlying the option.

(2) Represents options to purchase an aggregate of 866,280 shares of Common Stock at a weighted average exercise price of approximately $0.61 per share.

(3) Represents options to purchase an aggregate of 818,748 shares of Common Stock at a weighted average exercise price of approximately $0.49 per share.

(4) All of the options held by Mr. McAleer expired in accordance with their terms 30 days after his resignation from the Company.

EMPLOYMENT AGREEMENTS

     In June 1996, the Company and Mr. Hanson entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Hanson agreed to serve as the Chief Executive Officer of the Company for a period of three years. Under the Employment Agreement, Mr. Hanson will receive (i) an annual base salary equal to at least $450,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and (iii) certain fringe benefits. Mr. Hanson will be entitled to a payment of $2.5 million upon a "change of control" of the Company (defined to include a person or group (other than Bain Capital) becoming an owner of more than 50% of the outstanding Common Stock or nominating a majority of the Directors who are then elected to the Board). If Mr. Hanson's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 24 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Hanson has agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without the prior written consent of the Company.

     In June 1996, Mr. Gard entered into an employment agreement with the Company containing substantially similar terms. Under such agreement, Mr. Gard has agreed to serve as the Chief Operating Officer of the Company for (i) an annual base salary equal to at least $400,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and (iii) certain fringe benefits. Mr. Hanson will be entitled to a payment of $2.5 million upon a "change of control" of the Company (defined to include a person or group (other than Bain Capital) becoming an owner of more than 50% of the outstanding Common Stock or nominating a majority of the Directors who are then elected to the Board). If Mr. Gard's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 24 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Gard has agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without the prior written consent of the Company.

     In June 1996, Mr. Needham entered into an employment agreement with the Company, pursuant to Mr. Needham agreed to serve as an Executive Vice President to the Company in exchange for (i) an annual base salary during the first three years of the agreement of at least $300,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and (iii) certain fringe benefits, including reimbursement for expenses resulting from Mr. Needham's relocation from New York to Dallas. The employment agreement will remain in effect until Mr. Needham resigns or until the Board determines in its good faith that the termination of Mr. Needham is in the best interests of the Company. If Mr. Needham's employment is terminated for any reason other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year.

     In June 1996, Mr. Benson and the Company entered into an agreement which amended Mr. Benson's existing management agreement. Specifically, restrictions relating to the transferability of shares of Common Stock held by Mr. Benson and provisions granting certain investors and the Company the option to repurchase

Mr. Benson's Common Stock in certain circumstances were deleted. Mr. Benson served as the Company's Chief Financial Officer through August 1996 and as Director of Strategic Planning and Acquisitions through November 1996. Under Mr. Benson's management agreement, Mr. Benson agreed not to compete with the Company for a period of two years following the termination of his employment with the Company. In addition, in January 1998, Mr. Benson and the Company amended certain of his existing option agreements to extend their exercise period to up to 18 months after he ceases to be a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee of the Board of Directors:

     The Compensation Committee was established by the Board of Directors in June 1996 in connection with the Company's IPO. At such time, Messrs. Robert C. Gay and Marc B. Wolpow were appointed to the Committee. Messrs. Gay and Wolpow were Managing Directors of Bain Capital. The Bain Capital Funds collectively own approximately 35.9% of the outstanding Common Stock. The Board selected Messrs. Gay and Wolpow to help ensure that the compensation policies of the Company serve to align the interests of the Company's management with those of its stockholders.

     The Compensation Committee is responsible for: (i) determining the compensation of the Company's executive officers; (ii) reviewing the recommendations of the Company's Chief Executive Officer on compensation levels of all other officers of the Company; and (iii) adopting and changing compensation policies and practices of the Company and to report its recommendations to the full Board of Directors. In making its recommendations to the full Board of Directors concerning adjustments to compensation levels, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year. The Company's executive compensation program consists of three principal components: (i) base salary;
(ii) annual bonus; and (iii) long-term equity incentives.

     Base Salary. The base salary for each of the Company's executive officers was determined in 1997 pursuant to the terms of their respective employment agreement with the Company. Messrs. Hanson and Gard, each of whom participated in acquisition of Ampad Corporation from Mead Corporation in 1992 (the "Ampad Acquisition"), entered into new employment agreements with the Company in June 1996. See "Compensation of Executive Officers -- Employment Agreements." At that time, both Mr. Hanson and Mr. Gard received significant increases in base salary as a result of the significant growth of the Company and improved operating results. The Company's net sales have increased from approximately $104 million in 1993 (the first complete year after the Ampad Acquisition) to $584 million in 1996 (the year in which the agreements were executed). The base salaries of Messrs. Hanson and Gard were determined based upon a survey of compensation paid to similar officers at comparably-sized companies and a recognition of their importance to the Company. Mr. Needham joined the Company in November 1995 in connection with the Company's acquisition of Williamhouse. In June 1996, Mr. Needham entered into an employment agreement with the Company. Mr. Needham's base salary was determined based on his expected level of responsibility and competitive market conditions.

     Under the terms of each executive officer's employment agreement, the Board is permitted to make upward adjustments in such executive officer's base salary if the Board believes that the circumstances warrant such an adjustment. No increases in base salary were made in 1997 for any of the executive officers of the Company.

     Annual Bonus. Each of the executive officers of the Company is entitled under the terms of his employment agreement to receive an annual bonus up to 100% of his base salary upon the Company achieving certain operating targets. In general, such operating targets relate to the Company achieving certain minimum levels of EBITDA, which are set by the Board of Directors at the beginning of such year. In 1997, the

Company did not achieve the EBITDA levels required for the executive officers to be eligible to receive a bonus award. As a result, no bonuses were awarded for 1997.

     Long-Term Equity Incentives. Both Mr. Hanson and Mr. Gard participated in the acquisition of the Company from Mead Corporation. As a result of such participation, such executive officers own on an aggregate basis approximately 2.0% of the outstanding Common Stock of the Company. Therefore, to a large extent, the interests of the Company's senior management are already aligned with those of its stockholders since the value of management's holdings is tied directly to the market price of the Company's Common Stock. Similarly, under the Company's stock option plan adopted at the time of the Ampad Acquisition, options exercisable for an aggregate of 1,639,256 shares of Common Stock were granted to management. The exercise price for such options was established at the fair market value of the Common Stock on the date of grant. All such options are currently exercisable. The Company's senior management currently owns approximately 7% of the outstanding Common Stock on a fully-diluted basis.

     Prior to the completion of the IPO, the Company adopted the Company's 1996 Key Employee Stock Incentive Plan (the "Incentive Plan") and the Purchase Plan. Under the Incentive Plan, the Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee of the Company. An aggregate of 1,500,000 shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the Incentive Plan. Under the Purchase Plan, eligible management employees of the Company are entitled to purchase shares of Common Stock at a purchase price equal to 75% of its fair market value using up to 25% of their annual incentive bonuses. The Purchase Plan is designed to encourage management employees of the Company to acquire an ownership interest in the Company and thereby permitting such employees to share in the growth in value of the Company. An aggregate of 36,030 shares of Common Stock were purchased under the Purchase Plan in 1997.

     The Compensation Committee did not grant any options in 1997.

     Policy with respect to qualifying compensation for deductibility and other matters. Section 162(m) of the IRC generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

     The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that is in the best interests of the Company and its stockholders.

     The foregoing report has been approved by all members of the Compensation Committee.

                                            Robert C. Gay, Chairman
                                            Marc B. Wolpow

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on July 2, 1996 with the Standard & Poor's Mid-Cap Stock Index and an index of certain companies selected by the Company as comparative to the Company in that each is either a manufacturer, distributor or retailer of office products. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $15.00 per share and each index was $100.00 on July 2, 1996.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
        STANDARD & POOR'S MID-CAP STOCK INDEX AND A PEER GROUP INDEX(1)

                              [PERFORMANCE GRAPH]

                                                            JULY 2,    DECEMBER 31,    DECEMBER 31,
                                                             1996          1996            1997
                                                            -------    ------------    ------------
American Pad & Paper Company..............................   $100          $150            $ 93
Standard & Poor's Mid-Cap Stock Index.....................   $100          $108            $140
Peer Group Index..........................................   $100          $ 97            $ 99

---------------

(1) The companies selected to form the Company's peer group index are A.T. Cross Company, American Business Products, Inc., Avery Dennison Corporation, CSS Industries, Inc., Day Runner, Inc., Hunt Manufacturing Co., Newell Co., Nu-Kote Holdings, Inc., Rubbermaid Incorporated and The Coleman Company, Inc. Total returns are based on market capitalization.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 30, 1998. Such proposals should be submitted by certified mail, return receipt requested.

     The Company's By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the By-Laws provisions from the Secretary of the Company.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Controller, American Pad & Paper Company, 17304 Preston Road, Suite 700, Dallas Texas 75252.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters property come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            William W. Solomon, Jr.
                                            Vice President

March 25, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          AMERICAN PAD & PAPER COMPANY

                                      PROXY


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Charles G. Hanson III, Gregory
M. Benson and William W. Solomon, Jr., and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of American Pad & Paper Company, a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, on Tuesday, April 28, 1998 at 10:00 a.m. or at any adjournment or postponement thereof, as shown on the voting side of this card.



                                                                ----------------
                                                                See Reverse Side
                                                                ----------------

[X]  Please mark your votes as in this example.

     This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class II Directors and FOR Proposal 2.

1.       Election of All Nominees for Class II Directors Listed Hereon.         FOR       Withheld

         Nominees:                          Russell M. Gard
                                            Herbert M. Kohn                     [ ]          [ ]
                                            Marc B. Wolpow

         For all nominees listed hereon, except vote withheld from the following nominee(s):

         ------------------------------------


2.       Approval of the appointment of Price Waterhouse LLP as the independent   FOR     AGAINST     ABSTAIN
         accountants for the Company's 1998 fiscal year.
                                                                                  [ ]       [ ]         [ ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.




This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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Signature(s)                         Date